Exhibit 99.1

TRANSDIGM ANNOUNCES FIRST QUARTER CONFERENCE CALL

Cleveland, Ohio, February 11, 2005 — On Friday, February 11, 2005, TransDigm Inc. filed Form 10-Q with the SEC for the first quarter ended January 1, 2005.

TransDigm will hold a conference call on Thursday, February 17th at 12:00 Noon Eastern Time to discuss its first quarter 2005 results. Individuals wishing to participate in the conference call should dial 800.946.0785. A replay will be available beginning 3:00 PM on Thursday, February 17th through 11:59 PM Thursday, February 24th. To access the replay dial 888.203.1112 the passcode is 5006040.

TransDigm is a leading supplier of proprietary, highly engineered power systems and airframe components servicing the aerospace industry. Major products include ignition systems and components, gear pumps, electromechanical controls, actuators, batteries/chargers, engineered connectors and latches and lavatory hardware.

Any questions please contact Eileen M. Fallon at TransDigm 216.289.4939.